UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 21, 2015, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Urges Stockholders to Vote the GOLD Proxy Card AGAINST the Benefit Street Partners Transaction at the Special Meeting Scheduled for December 22

TSLX Reminds TICC’s Stockholders that the Status Quo at TICC is Not the Only Option for the Future Should the BSP Transaction Fail

TSLX Stands Ready and Willing to Provide TICC Stockholders with an Immediate, Upfront Premium and the Opportunity to Participate in an Outperforming Platform

TSLX Offer Represents a 17.6% Premium to TICC’s Closing Share Price on Friday, December 18, 2015

The BSP Transaction Unnecessarily Rewards an Underperforming Manager and Pays Conflicted Members of the TICC Board Millions of Dollars

December 21, 2015 08:09 AM Eastern Standard Time

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE: TSLX), a specialty finance company focused on lending to middle-market companies, today issued the following statement regarding the proposed acquisition of the external advisor of TICC Capital Corp. (“TICC”; Nasdaq: TICC) by Benefit Street Partners, L.L.C. (“BSP” and such transaction, the “BSP Transaction”) to be voted on at the Special Meeting of TICC Stockholders scheduled for December 22, 2015 (the “Special Meeting”).

Josh Easterly, Chairman and Co-Chief Executive Officer of TSLX, commented: “With the outcome only a day away now, we want to remind stockholders that the simple facts of the BSP Transaction remain unchanged. TICC has delivered abysmal returns to its stockholders for 12 years while its manager collected $127 million in fees since its IPO. TICC has entered into a conflicted transaction that rewards this failed manager and pays certain members of the TICC board millions of dollars. Despite the conflicts and calls from stockholders, respected equity analysts and other third parties for TICC to run a complete and fair process, no such process was conducted and TICC never meaningfully engaged with any other party.

“We remain confident that TICC will soon hear the overwhelming voice of its stockholders urging TICC to engage with us toward a transaction that delivers a substantial up-front premium to its stockholders along with the opportunity to participate in the upside potential of our outperforming platform. Our offer represents a 17.6% premium to TICC’s closing share price on Friday, December 18, 2015. This is clear and compelling.

“Given that the BSP Transaction continues to reward a failed manager through a flawed process, we believe Institutional Shareholder Services Inc. (“ISS”) has inaccurately assessed the situation in its updated note.

“ISS’s caution that the TICC status quo would be a negative outcome for stockholders is simply no justification for rewarding a failed manager that has not meaningfully explored alternative proposals and actively misled stockholders to approve an inferior transaction. By arguing that the BSP Transaction should be approved if only to avoid potentially leaving TICC stockholders stuck indefinitely in a status quo, ISS misunderstands the options stockholders have available to them, including under the 1940 Act. Should the BSP Transaction fail, a majority of stockholders would have the ability to terminate the existing advisory agreement without the failed manager receiving any consideration. Furthermore, stockholders would, and should, expect TICC’s board to uphold its fiduciary duties and engage in a credible process to maximize stockholder value. Most importantly, ISS is also wrong to assume that approving the BSP Transaction won’t foreclose other opportunities.”

TSLX disagrees with ISS’s change in recommendation, for the following reasons:

•	Since the time of our initial offer, TICC management has presided over an additional 9% reduction in NAV, representing a further erosion of stockholder value, in part driven by an unsustainable dividend policy that includes a return of capital;

•	TSLX increased its offer as a percentage of NAV from 87% of NAV to 90% of NAV;

•	Pro forma for the transaction with TSLX and based on TICC’s closing share price on December 18, 2015, each TICC stockholder would be entitled to a dividend of $0.17[1] per TICC share, which is 30% higher than the sustainable dividend of $0.13 they would receive under TICC standalone. This is calculated as follows:

•	Adjusted for excess leverage, TICC’s Net Investment Income was $0.14[2] per share in Q3;

•	A sustainable dividend level, as represented by 90% of Net Investment Income, would have been $0.13 per share. For reference, TICC paid out a $0.29 per share dividend, an astonishing 226% higher than what a sustainable dividend policy represents; and

•	Since inception, TSLX has maintained a sustainable dividend policy based on its ability to generate earnings and not supported by returning capital to stockholders.

TSLX urges TICC stockholders to vote the GOLD proxy card AGAINST proposals related to the BSP Transaction and to visitwww.changeTICCnow.com for more information about TSLX’s offer and the deficiencies of management’s proposals. TSLX owns approximately 3% of the outstanding shares of TICC common stock and plans to vote its shares against the proposals recommended by TICC’s board.

Vote the GOLD proxy card AGAINST the proposed BSP Transaction to stop further value destruction at TICC. Hold TICC management accountable for their performance.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with approximately $12 billion of assets under management as of September 30, 2015, and the broader TPG platform, a global private investment firm with over $70 billion of assets under management as of September 30, 2015. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX”, or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX has filed with the SEC and mailed to TICC stockholders a definitive proxy statement and accompanying GOLD proxy card to be used to solicit votes at a special meeting of stockholders of TICC scheduled for December 22, 2015 against (a) approval of the new advisory agreement between TICC and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the entrance of the Adviser into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser, (b) the election of six directors nominated by TICC’s board of directors, and (c) the proposal to adjourn the meeting if necessary or appropriate to solicit additional votes.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE ATHTTP://WWW.SEC.GOV AND AT TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participant in the solicitation is TSLX and certain of its directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

1 TSLX offer price based on 90% of most recently reported NAV per share. TICC stockholders would receive 0.43 shares of TSLX per share of TICC based on December 18th closing price of $16.37. Therefore, each TICC share would receive a dividend of $0.17 per share based on the current TSLX dividend per share of $0.39.

2 Pro forma net investment income per share calculated as if TICC had sold assets at fair value and applied the proceeds to repay outstanding indebtedness to achieve a debt-to-equity ratio at September 30, 2015 of 0.75x. Calculation assumes no change in total investment income as a percentage of portfolio fair value, interest expense as a percentage of carrying amount of debt, or the amount of non-interest expense.

Contacts

Investors

TPG Specialty Lending

Robert Ollwerther, 212-430-4119

bollwerther@tpg.com

or

TPG Specialty Lending

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 212-929-5708

tpg@mackenziepartners.com

or

Media

TPG Specialty Lending

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker, 212-371-5999

tbj@abmac.com / pct@abmac.com